Exhibit 10.38.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as February 1, 2003, by and between KEYSTONE AUTOMOTIVE INDUSTRIES, INC., a California corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of February 1, 2002, as amended from time to time (“Credit Agreement”);

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.    Sections 1.2 (a) and (c) are hereby deleted in their entirety, and the following substituted therefor:

“(a)    Line of Credit.    Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including June 1, 2005, not to exceed at any time the aggregate principal amount of Thirty-Five Million Dollars ($35,000,000.00) (“Line of Credit”), the proceeds of which shall be used to (i) refinance existing indebtedness of Borrower; (ii) finance Permitted Acquisitions, (iii) finance advances to Guarantor Subsidiaries, (iv) finance advances to Non-Guarantor Subsidiaries not to exceed One Million Dollars ($1,000,000.00) in the aggregate, and (v) finance Borrower’s working capital requirements. Borrower’s obligation to repay advances under the Line of Credit shall be evidenced by a promissory note substantially in the form of Exhibit A attached hereto (“Line of Credit Note”), all terms of which are incorporated herein by this reference.”

“(c)    Borrowing and Repayment.    Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly pay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above.”

2.    The revolving line of credit note attached to this Amendment as Exhibit A shall replace and shall be deemed the Line of Credit Note referred to in the Credit Agreement.

3.    The first and second paragraphs of Section 1.5 are hereby amended to add at the end of the phrase “As security for all indebtedness of Borrower to Bank subject hereto,” the phrase “and as security for all indebtedness of Borrower to Bank arising under the purchasing card line of credit extended by Bank to Borrower.”

4.    Section 4.9 (a) is hereby deleted in its entirety, and the following substituted therefor:

“(a)  Funded Debt to EBITDA not greater than 2.0 to 1.0, measured on a rolling four quarter basis. “Funded Debt” is defined as all interest bearing debt plus letter of credit obligations of Borrower or any Subsidiary. “EBITDA” is defined as net profit before tax plus interest expense (net capitalized interest expense), depreciation expense and amortization expense.”

5.    Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All term defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

6.    Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.		WELLS FARGO BANK NATIONAL ASSOCIATION

By:	/s/	By:	/s/
Randall J. Repp
Title:			Vice President